Exhibit 10.20

Supplementary Agreement

This Supplementary Agreement (Agreement) is entered into in Beijing, the People’s Republic of China (PRC) on this 16th day of August 2010, by and between:

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD., a wholly foreign-owned enterprise established under PRC law, with its registered address at Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China (Party A)

and

JIAHEYI ADVERTISING (BEIJING) CO., LTD., a limited liability company duly organized and existing under PRC law, with its registered address at Section D, 5/F, SinoSteel Plaza, No. 8, Haidian Street, Haidian District, Beijing, PRC (Party B).

(Collectively the “Parties” and individually a “Party”)

Whereas:

A.	Party A and Party B entered into an Exclusive Technical Consulting and Services Agreement on November 19, 2007, which came into effect retroactively on March 18, 2006 (Service Agreement), pursuant to which Party A agreed to provide Party B with technical and consulting services according to the terms and conditions listed in the Service Agreement. Party B agreed to retain Party A’s services and pay service fees (Service Fees) accordingly; and

B.	By entering into this Agreement, the Parties intend to confirm and acknowledge Party A’s waiver of its right to receive from Party B the Service Fees described in the Service Agreement for 2006 to 2009.

(Unless otherwise provided, the terms herein shall have the same meaning as those set forth in the Service Agreement.)

NOW, THEREFORE, the Parties agree as follows:

1.	According to Appendix 2 of the Service Agreement, Party B is entitled to be exempted from paying the Service Fees until Party B is profitable.

2.	Party A hereby confirms and acknowledges that it waives its right to receive any and all Service Fees described in the Service Agreement to the extent any such may have been payable by Party B for the period from 2006 to 2009.

3.	This Supplementary Agreement shall be considered an integral part of the Service Agreement, and this Supplementary Agreement shall have the same effectiveness as the Service Agreement. Where there is a conflict between this Supplementary Agreement and the Service Agreement, this Supplementary Agreement shall prevail.

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4.	This Supplementary Agreement has been executed in 2 sets of originals in English, with each Party retaining 1 original copy.

5.	Languages and Counterparts

This Supplementary Agreement is executed in Two (2) originals in English and each Party shall retain 1 original.

[The space below is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

1 VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

JIAHEYI ADVERTISING (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

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